UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 29, 2012

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (IRS Employer Identification No.)

81 Main Street, White Plains, NY (Address of principal executive offices)	10601 (Zip Code)

(914) 620-2702
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Unsecured Revolving Credit Facility

On August 29, 2012, Retail Opportunity Investments Corp. (the "Company"), as the Parent Guarantor,  Retail Opportunity Investments Partnership, LP ("ROIP"), as the Borrower, and certain subsidiaries of the Company, as the Subsidiary Guarantors (the "Subsidiary Guarantors"), entered into an amended and restated credit agreement (the "Credit Agreement") with KeyBank National Association, as Administrative Agent (in such capacity, the "Credit Facility Administrative Agent"), Swing Line Lender and L/C Issuer, Bank of America, N.A., as Syndication Agent, PNC Bank, National Association and U.S. Bank National Association, as Co-Documentation Agents, and the other lenders party thereto.

Pursuant to the Credit Agreement, the lenders agreed to provide a $200 million unsecured revolving credit facility, with a letter of credit sub-limit of up to 20% of the then-current aggregate commitments.  The Credit Agreement also provides ROIP may from time to time request increased aggregate commitments of $100 million under certain conditions set forth in the Credit Agreement, including the consent of the lenders for the additional commitments.  The proceeds of the credit facility may be used by the Company and ROIP for general corporate purposes, including, without limitation, acquisition of real properties, working capital and capital expenditures. The initial maturity date of the Credit Agreement is August 29, 2016, subject to a one-year extension option, which may be exercised by ROIP upon satisfaction of certain conditions, including payment of an extension fee to the Credit Facility Administrative Agent in an amount equal to 0.25% multiplied by the aggregate commitments to be shared pro rata among the lenders thereto.

Borrowings under the Credit Agreement bear interest on the outstanding principal amount at a rate equal to, prior to such time as the Company has obtained an investment grade rating from at least two rating agencies, an applicable rate based on the consolidated leverage ratio of the Company and its subsidiaries, plus, as applicable, (i) a LIBOR rate determined by reference to the cost of funds for Dollar deposits for the relevant period (the "Eurodollar Rate"), or (ii) a base rate determined by reference to the highest of (a) the federal funds rate plus 0.50%, (b) the rate of interest announced by KeyBank National Association as its "prime rate," and (c) the Eurodollar Rate plus 1.00% (the "Base Rate"). From and after the time the Company obtains an investment grade rating from at least two rating agencies, borrowings under the Credit Agreement will bear interest on the outstanding principal amount at a rate equal to an applicable rate based on the credit rating level of the Company, plus, as applicable, (i) the Eurodollar Rate, or (ii) the Base Rate.  ROIP is obligated to pay (i) prior to such time as the Company has obtained an investment grade rating from at least two rating agencies, an unused fee of  (a) 0.35% if the total outstanding principal amount is less than 50% of the aggregate commitments or (b) 0.25% if the total outstanding principal amount is greater than or equal to 50% of the aggregate commitments, (ii) from and after such time as the Company has obtained an investment grade rating from at least two rating agencies, a facility fee at a facility fee rate based on the credit rating level of the Company, and (iii) a fronting fee at a rate of 0.125% per year with respect to each letter of credit issued under the Credit Agreement.

The Credit Agreement contains terms, conditions, covenants, and representations and warranties that are customary and typical for a transaction of this nature.  The Credit Agreement contains various affirmative and negative covenants, including limitations on liens, investments, indebtedness, fundamental organizational changes, dispositions, changes in the nature of business, transactions with affiliates, burdensome agreements, use of proceeds and stock repurchases.  The Credit Agreement also requires the Company to comply with the following financial covenants: (i) minimum consolidated tangible net worth at least equal to the sum of $400 million plus 80% of the net proceeds of future equity sales and issuances by the Company, (ii) minimum consolidated fixed charge coverage ratio of at least 1.50 to 1.00, (iii) maximum consolidated leverage ratio of 60%, (iv) maximum quarterly distributions for any consecutive four quarters to exceed 95% of the Company's funds from operations for such four quarter period, (v) maximum consolidated unencumbered leverage ratio of 60%, (vi) maximum consolidated secured indebtedness ratio of 40%, (vii) maximum consolidated unsecured indebtedness as of the last day of any fiscal quarter, of the Mortgageability Amount (as defined in the Credit Agreement) and (viii) maximum consolidated secured recourse indebtedness ratio as of the last day of any fiscal quarter of 10%.

The Credit Agreement also includes customary events of default, in certain cases subject to reasonable and customary periods to cure, including, but not limited to, with respect to non-payment, breach of terms, covenants or agreements, breach of representations and  warranties, cross-defaults, insolvency proceedings, inability to pay debts, attachment, judgments, ERISA events, invalidity of loan documents, or change of control.  The occurrence of an event of default may result in termination of the credit facility, acceleration of payments, ROIP being required to cash collateralize letter of credit obligations and the lenders being permitted to exercise all other rights and remedies available to them.

ROIP's performance of the obligations  under the Credit Agreement,  including  the payment of any outstanding  indebtedness thereunder, are guaranteed, jointly and severally, by the Company and the Subsidiary Guarantors.

Term Loan Facility

On August 29, 2012, the Company, as the Parent Guarantor, ROIP, as the Borrower, and the Subsidiary Guarantors also entered into an amended and restated term loan agreement (the "Term Loan Agreement") with KeyBank National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, PNC Bank, National Association and U.S. Bank National Association, as Co-Documentation Agents, and the other lenders party thereto.

Pursuant to the Term Loan Agreement, the lenders agreed to provide a $200 million unsecured term loan facility.  The Term Loan Agreement also provides ROIP may from time to time request increased aggregate commitments of $100 million under certain conditions set forth in the Term Loan Agreement, including the consent of the lenders for the additional commitments.  The proceeds of the term loan facility may be used by the Company and ROIP for general corporate purposes, including, without limitation, acquisition of real properties, working capital and capital expenditures. The maturity date of the Term Loan Agreement is August 29, 2017.

Borrowings under the Term Loan Agreement bear interest on the outstanding principal amount at a rate equal to, prior to such time as the Company has obtained an investment grade rating from at least two rating agencies, an applicable rate based on the consolidated leverage ratio of the Company and its subsidiaries, plus, as applicable, (i) the Eurodollar Rate, or (ii) the Base Rate. From and after the time the Company obtains an investment grade rating from at least two rating agencies, borrowings under the Term Loan Agreement will bear interest on the outstanding principal amount at a rate equal to an applicable rate based on the credit rating level of the Company, plus, as applicable, (i) the Eurodollar Rate, or (ii) the Base Rate.

The Term Loan Agreement contains terms, conditions, covenants, and representations and warranties that are customary and typical for a transaction of this nature.  The Term Loan Agreement contains various affirmative and negative covenants, including financial covenants, and events of default that are substantially similar to the covenants in the Credit Agreement.  The occurrence of an event of default may result in acceleration of payments and the lenders being permitted to exercise all other rights and remedies available to them.

ROIP's performance of the obligations under the Term Loan Agreement, including the payment of any outstanding indebtedness thereunder, are guaranteed, jointly and severally, by the Company and the Subsidiary Guarantors.

The foregoing descriptions of the Credit Agreement and the Term Loan Agreement are qualified in their entirety by reference to the text of such agreements attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated as of August 29, 2012, among Retail Opportunity Investments Partnership, LP, as the Borrower, Retail Opportunity Investments Corp., as the Parent Guarantor, certain subsidiaries of the Parent Guarantor identified therein, as the Subsidiary Guarantors, KeyBank National Association, as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A., as the Syndication Agent, PNC Bank, National Association and U.S. Bank National Association, as Co-Documentation Agents, and the other lenders party thereto.

10.2
Term Loan Agreement, dated as of August 29, 2012, among Retail Opportunity Investments Partnership, LP, as the Borrower, Retail Opportunity Investments Corp., as the Parent Guarantor, certain subsidiaries of the Parent Guarantor identified therein, as the Subsidiary Guarantors, KeyBank National Association, as Administrative Agent, Bank of America, N.A., as the Syndication Agent, PNC Bank, National Association and U.S. Bank National Association, as Co-Documentation Agents, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.

Dated:  September  5, 2012                                                                  By: /s/ John B. Roche
John B. Roche
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
Credit Agreement, dated as of August 29, 2012, among Retail Opportunity Investments Partnership, LP, as the Borrower, Retail Opportunity Investments Corp., as the Parent Guarantor, certain subsidiaries of the Parent Guarantor identified therein, as the Subsidiary Guarantors, KeyBank National Association, as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A., as Syndication Agent, PNC Bank, National Association and U.S. Bank National Association, as Co-Documentation Agents, and the other lenders party thereto.

10.2
Term Loan Agreement, dated as of August 29, 2012, among Retail Opportunity Investments Partnership, LP, as the Borrower, Retail Opportunity Investments Corp., as the Parent Guarantor, certain subsidiaries of the Parent Guarantor identified therein, as the Subsidiary Guarantors, KeyBank National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, PNC Bank, National Association and U.S. Bank National Association, as Co-Documentation Agents, and the other lenders party thereto.